EXHIBIT 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement of Comverse Technology, Inc. (the "Company") on Form S-3 of our report dated April 24, 1997, which is included in the Company's Current Report on Form 8-K dated June 30, 1998, on our audits of the consolidated financial statements of Boston Technology, Inc. as of January 31, 1997 and for the years ended January 31, 1997 and 1996. We also consent to the reference to our firm under the caption "Experts."


                                                  /s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
September 21, 1998